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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into this 8th day of March, 1999 by and between BUYSUPPLY.COM CORPORATION, a Delaware corporation (the "Company"), and Christopher Feaver (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company;

         NOW, THEREFORE, upon the terms and conditions hereinafter set forth, it is hereby agreed between the parties as follows:

I.       DUTIES

         A. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive as Vice President and Chief Technology Officer of the Company (which is a wholly owned subsidiary of Miami Computer Supply Corporation, an Ohio corporation ("MCSC")), commencing on the date above-written and ending on March 8, 2002 (the "Employment Term"), and the Executive hereby accepts said employment. The Agreement may be renewed at the option of the Company for additional periods of one year each (a "Renewal Term") by the giving of written notice to the Executive at least ninety (90) days prior to the expiration of the Employment Term or a Renewal Term, as the case may be; provided, that the Executive shall have the option to decline such renewal by providing written notice thereof to the Company no later than sixty (60) days after receipt of any such renewal notice from the Company.

         B. The Executive's areas of responsibility shall be commensurate with his position as Vice President and Chief Technology Officer and co-founder and as directed by the President and/or the Board of Directors and shall include, but not be limited to, supervising technological development, engineering development and production for product releases, system integrations and any other duties specified by the Board of Directors. The Executive shall, from time to time and as requested, report to the Board of Directors with respect to his activities. The Executive agrees to exercise his duties and responsibilities hereunder in good faith, with diligence, and in accordance with sound business practice.

         C. The Executive shall devote his full business time and efforts and all reasonable energy and skill to the business of the Company and shall use his best efforts to promote the interest of the


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Christopher Feaver
Employment Agreement
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Company. The Executive's services shall be rendered with due regard for the prompt, efficient and economical operation of the business of the Company.

II.      BASE SALARY AND BENEFITS

         A. The Executive shall be paid a base salary (the "Base Salary") of $90,000.00 per year, payable at least monthly when all other employees of the Company are customarily paid.

         B. The Executive will be able to take up to five (5) weeks paid vacation per year.

         C. During the Employment Term and any Renewal Term, the Executive will be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Company. The Company shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's vested rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Company at equivalent base salary levels and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any such other executive. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Executive pursuant to Section II.A hereof. Nothing contained herein shall prohibit the Board of Directors of the Company, in its sole discretion, from increasing the compensation payable to the Executive pursuant to this Agreement and/or making available to the Executive other benefits in addition to those to which the Executive is entitled hereunder.

         D. In addition to the foregoing, the Executive shall, at all times during the Employment Term and any Renewal Term, be eligible to participate in and to be covered by all plans, if any, effective generally with respect to executives of the Company with respect to life insurance, accident insurance, health insurance, hospitalization, disability, and other benefits of whatsoever kind or description, to the extent the Executive is eligible under the terms of such plans, on the same basis as other executives of the Company and without restriction or limitation by reason of this Agreement. The Executive shall be entitled to all of the fringe benefits and perquisites of office of whatsoever kind or description made available generally to other executives of the Company, including, but not limited to, customary paid holidays, without restriction or limitation by reason of any specific benefit provided for in this Agreement.

         E. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred or paid by him in connection with the performance of his duties, travel,


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Christopher Feaver
Employment Agreement
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entertainment and other business expenses incurred by him in the performance of his duties under this Agreement and as are customary for the Executive's role in the Company, upon presentation of expense statements, receipts or vouchers or such other supporting information as the Company may reasonably require.

III.     TERMS AND CONDITIONS OF EMPLOYMENT

         A. Unless earlier terminated pursuant to terms hereof, the term of employment hereunder shall end on the earliest to occur of:

            1.   The later of the Employment Term or any Renewal Term;

            2.   The death or retirement of the Executive;

            3. On ten (10) days' written notice of termination from the Company to the Executive, which notice may be given only on or after there shall have elapsed a consecutive period of more than 90 days (or for shorter periods aggregating more than 90 days during any consecutive twelve-month period) during which the Executive was physically or mentally incapacitated (as reasonably determined by the Board of Directors based on objective medical evidence obtained consistent with the Americans with Disabilities
Act) and unable to perform his duties hereunder; or

            4.   The resignation of the Executive.

         B. In addition to the events described in the foregoing Section III.A, the Company shall be entitled to terminate this Agreement for "cause" upon written notice to the Executive, the cause to be specified in the notice. For purposes of this Agreement, "cause" shall be determined by the affirmative vote of a majority of the Board of Directors of the Company (excluding the Executive, if a member of the Board) and shall mean (i) the Executive's incompetence in the performance of his duties under this Agreement, (ii) the Executive's personal dishonesty adversely affecting the Company, (iii) the Executive's refusal to perform, or the substantial neglect of, or an intentional failure to perform, a material portion of the Executive's duties required hereunder, which actions or inactions are not reasonably cured within ten (10) days after receipt of written notice from the Company with respect thereto, (iv) the Executive's willful misconduct adversely affecting the Company or the Executive's material negligence, (v) breach of a fiduciary duty to the Company involving personal gain, (vi) sexual harassment by the Executive of any Company employee, officer, director, representative, agent, customer or vendor, (vii) assault by the Executive of any Company employee, officer, director, representative, agent, customer or vendor, (viii) any material breach by the Executive of this Agreement not reasonably cured with ten (10) days after receipt of written


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Employment Agreement
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notice thereof, (ix) if the Executive has been convicted of a felony or a crime involving moral turpitude, theft, fraud or embezzlement, (x) the intentional or reckless conversion of Company funds, or the destruction of Company assets by the Executive.

         C. The Executive shall have the right to terminate this Agreement for good reason upon reasonable notice to the Company, the good reason to be specified in the notice.

                  1. For purposes of this Agreement, "good reason" shall mean the failure of the Company to provide material resources which are necessary to the fulfillment of the Executive's responsibilities hereunder, and which failure(s) is not reasonably cured within ten (10) days after receipt of written notice thereof from the Executive; or

                  2. The express direction to the Executive by the Board of Directors to perform any action or inaction which, in the reasonable opinion of the Executive and, upon written advice of his counsel, is illegal or is both materially beyond the scope of the duties required of the Executive under this Agreement and not commensurate with his position as Vice President and Chief Technology Officer of the Company; or

                  3. The threatened or actual insolvency or receivership of the Company or MCSC; or

                  4. The material failure of the Company to perform its obligations to the Executive as set forth in this Agreement.

         D. Except as hereinafter provided with respect to Sections III.C.1., 2., and 4., termination in accordance with any of the foregoing provisions of Sections III.A, B or C above shall be effective on the date applicable to the particular termination section referred to above (the "Termination Date"), and from and after such date, this Agreement shall be of no further force and effect; provided, however, that no such termination shall affect: (i) a Party's rights to seek damages or other relief in respect of a breach by the other Party of his or its obligations under this Agreement, (ii) the Company's rights or the Executive's obligations under Section IV herein, or (iii) the Executive's rights or the Company's obligations as set forth under Sections IV and IX, below. In the event, the Executive terminates this Agreement pursuant to Sections III.C.1., 2., and 4., above, the Executive shall be entitled to receive compensation in the form of severance pay equal to the lesser of (i) $14,795, if such termination occurs more than sixty (60) days prior to the end of the Initial Term or any Renewal Term of this Agreement, or (ii) $247.00 per day for each day prior to the end of the Initial Term or any Renewal Term, if such termination occurs less than sixty (60) days prior to the end of the Initial Term or any Renewal Term.


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Employment Agreement
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IV.      NON-COMPETITION

         A. 1. The Company has disclosed to the Executive its confidential business plans, marketing strategies, advertising copy, funding sources, wholesale and retail customer lists, equipment sources, financial projections and results and other confidential information concerning the Company in the course of the Executive's occupation as Vice President and and co-founder of the Company. This information and similar information yet to be developed by the Executive is generally unknown to the public and gives the Company a competitive advantage over those who do not have access to this information. The Company has taken and will take care to preserve this information and protect it from becoming generally known. The Company has revealed this information to the Executive on the condition that he keep it confidential and will require confidentiality from the Executive and all other persons with access to the information in the future. The information described above, therefore, constitutes valuable trade secrets of the Company and is referred to below as "Proprietary Information."

                  2. In the course of performing his duties under this Agreement, the Executive will both help develop and be privy to Proprietary Information. All Proprietary Information used or generated during the course of the Executive's employment with the Company will be the property of the Company, except for such information that was developed by the Executive and was published or otherwise disseminated prior to the date hereof and specifically listed and described on an attachment hereto. The Executive acknowledges and agrees that all works of authorship, including, without limitation, program codes or documentation, produced by him in the course of performing services for the Company, are works for hire and the property of the Company. The Executive further assigns to the Company his entire right, title and interest in any invention, technique, process, devise, discovery, improvement or know-how, patentable or not, hereafter made or conceived solely or jointly by him while working for the Company, which relates in any manner to the actual or anticipated business or research or development of the Company or MCSC, or is suggested by or results from any task assigned to him or work performed by him for or on behalf of the Company or MCSC, or for which MCSC or Company equipment, supplies, facilities, information or materials are used. Any such invention, technique, process, device, discovery, improvement or know-how shall be promptly disclosed to the Company and the Executive shall specifically assign the title thereto to the Company and do anything else reasonably necessary to enable the Company to obtain proprietary rights in the United States or foreign countries. The Executive shall deliver to the Company all documents and other tangibles containing Proprietary Information upon termination of his employment with the Company pursuant to Section III hereof or otherwise within three days after the Company so requests.


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Employment Agreement
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                  3. The Company has and shall retain all exclusive rights in the Proprietary Information. During the term of this Agreement and any extension hereof and for a period of seven (7) years following termination of this Agreement, the Executive shall not (a) remove Proprietary Information from Company or MCSC premises; (b) use Proprietary Information for his own benefit or for the benefit of any third party; and (c) disclose Proprietary Information to any third party (except with respect to response to judicial or administrative process, and such disclosure shall occur only after written notification of the Company immediately after receipt of such process and cooperation with the Company, if so requested, to assist in obtaining confidential treatment of, or a protective order for, the Proprietary Information), or make any commercial or academic use of the Proprietary Information without the express written consent of the Company, which consent may be withheld for any or no reason in the Company's sole discretion.

                  4. These restrictions on the use and disclosure of Proprietary Information shall survive the expiration or termination of this Agreement for a period of seven (7) years thereafter, regardless of the grounds or lack of grounds therefor. The parties recognize and agree that, in the event of a threatened or actual breach of this Section IV.A, the Company's remedy at law will be inadequate to fully compensate the Company for its losses. Therefore, the Company may enforce its rights hereunder by equitable remedies, including, without limited the generality of the foregoing, injunctive relief and specific performance.

                  5. These restrictions on the use and disclosure of Proprietary Information shall not apply to any information that is or becomes generally disclosed to the public otherwise than by the Executive's breach of this Agreement.

         B. 1. During the term of this Agreement and for twelve months thereafter ending on the first anniversary of the Termination Date (the "Non-compete Term"), the Executive hereby covenants and agrees that the Executive (and any person or entity controlled by, under common control with or controlling the Executive) will not sell or distribute, directly or indirectly, or be associated as an officer, director or greater than 5% shareholder, employee, consultant, agent or representative to or with any Person that sells or distributes computer supplies or projection presentation products in an area within a seventy-five (75) mile radius of any existing office of the Company or MCSC. For purposes of the Section IV.B.1, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, affairs, management or policies of such Person, whether through personal relationship, the ownership of voting securities or by contract or otherwise.


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Employment Agreement
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                  2. The Executive agrees that in the event that the Executive commits a breach or threatens to commit a breach of any of the provisions of this Section IV.B, the Company shall have the right and remedy to have the provisions of this Section IV.B specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate irreparable injury to the Company and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                  3. If any of the provisions of or covenants contained in this
Section IV.B are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction because of the duration or geographic scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic scope of such provision or covenants and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Section IV.B in any other jurisdiction.

         C. 1. The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Company and, accordingly, agrees that, during the Employment Term and any Renewal Term and in consideration of the receipt of any payment pursuant to this Agreement, for a period beginning on the Termination Date and ending upon the expiration of the Non-compete Term, unless otherwise agreed to in writing by the Company, the Executive shall not, either directly or indirectly, in any manner or capacity, whether as principal, agent, partner, officer, director, employee, joint venturer, salesman, or corporate shareholder or otherwise for the benefit of any Person (as defined below), (i) solicit the rendering of services to any Person of any kind whatsoever who is then or has been a Customer, Supplier, Employee, Salesperson, Agent or Representative of the Company in any manner which interferes or might interfere with the relationship of the Company with such Person, or in an effort to obtain such Person as a Customer, Supplier, Employee, Salesperson, Agent or Representative of any business in competition with the Company, or (ii) during the period beginning on the Termination Date and ending upon the expiration of the Non-compete Term, solicit for employment or assist any Person in the solicitation for employment of any Employee of the Company.

                           (a)      "Person" means any individual, trust,
partnership, corporation, limited liability company, association, or other legal entity.


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Employment Agreement
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                           (b)      "Customer" means any Person with whom the
Company is currently engaged to provide goods or services, has been engaged to provide goods or services within one (1) year prior to the Termination Date, or actively marketed, discussed a project with, negotiated with, provided a bid to or otherwise communicated with in an effort to obtain an engagement to provide goods or services sold by the Company within one (1) year prior to the Termination Date.

                           (c)      "Supplier," "Employee," "Salesperson,"
"Agent" or "Representative" each means any Person who is then serving, or has served, the Company in such capacity at any time within one (1) year prior to the Termination Date.

                  2. It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in Section IV.C of this Agreement reasonable for the purpose of preserving for the Company its goodwill and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section IV.C of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of
Section IV.C of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

V.       ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement as to the subject matter hereof and there are no terms other than those contained herein. This Agreement shall be interpreted in order to achieve the purposes for which it was entered into. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No variation hereof or amendment hereto shall be deemed to be valid unless in writing a signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. This Agreement is not assignable by the Executive, but may be assigned by the Company to any affiliate of the Company or by operation of law.

VI.      BINDING EFFECT

         The Company and the Executive represent and warrant that they are able to enter into this Agreement and that such ability is not limited or restricted by any agreements or understandings entered into by the Company or the Executive with other persons or other companies. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns,


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Christopher Feaver
Employment Agreement
Page 9

and the Executive, his heirs, executors, administrators and legal representatives. The obligations of the Company hereunder are unsecured and the Executive represents a general creditor of the Company for compensation which may be due and owing. Nothing contained herein shall create or require the Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

VII.     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of California. All disputes between the parties, except disputes under Section IV, shall be resolved by alternative dispute resolution ("ADR") in the jurisdiction wherein the Executive is domiciled.

VIII.    ALTERNATIVE DISPUTE RESOLUTION

         The parties agree that it is in their best interests to resolve all disputes or controversies (except for violations of Section IV) arising out of this Agreement in a cost effective and timely manner. Therefore, any controversy of claim arising out of this Agreement or the breach thereof, or the interpretation thereof (except, in each case, with respect to Section IV), shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association applicable to employer disputes; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claims, dispute or other matter in question would be barred by the applicable statute of limitation. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Any Party desiring to initiate arbitration procedures hereunder shall serve written notice on the other Party. The parties agree that an arbitrator shall be selected pursuant to these provisions within thirty (30) days of the service of the notice of arbitration. In the event of any arbitration pursuant to these provisions, the parties shall retain the rights of all discovery provided pursuant to the California Code of Civil Procedure and the Rules promulgated thereunder, except that all time periods contained in said Code of Civil Procedure and its related Rules shall be shortened by fifty percent (50%) for purposes of arbitration proceedings hereunder. Any arbitration initiated pursuant to these provisions shall be on an expedited basis and the dispute shall be heard within one hundred twenty (120) days following the serving of the notice of arbitration and a written decision shall be rendered within sixty (60) days thereafter. These procedures supplement the American Arbitration Association's procedures and, if there is a conflict,


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Christopher Feaver
Employment Agreement
Page 10

these provisions shall control. All rights, causes of action, remedies and defenses available under California law and equity are available to the parties hereto and shall be applicable as though in a court of law. Each party shall be responsible for its own costs and fees of any such arbitration.

IX.      INDEMNIFICATION; WITHHOLDING; MCSC'S ASSURANCES

         A. 1. The Company shall indemnify the Executive against all judgments, payments in settlement (whether or not approved by a court), fines, penalties and other costs and expenses (including attorneys fees and costs) imposed upon or incurred by the Executive in connection with or resulting from any action, suit, proceeding, stockholder's derivative action, investigation or claim, civil, criminal, administrative or other proceeding, or any appeal relating thereto, which is brought or threatened by any Person or government authority (an "Action") and in which the Executive is made a party or is otherwise involved by reason of his being or having been a director, officer, employee or agent of the Company, MCSC or any Person affiliated with either of the foregoing, or by reason of any action or omission or alleged action or omission by the Executive in any such capacity.

                  2. The Executive shall be entitled to such indemnification if either (i) the Executive is wholly successful, on the merits or otherwise, in defending such Action, or (ii) in the judgment of a court of competent jurisdiction or, in the absence of such determination, in the judgment of a majority of a quorum of the Board of Directors of the Company (which quorum shall not include any director who is a party to or is otherwise involved in such action), or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel that the Executive acted in good faith in what he reasonably believed to be in the best interest of the Company, and in addition, in any criminal action had no reasonable cause to believe that his action was unlawful.

                  3. The foregoing rights of indemnification shall be in addition to any rights which the Executive may otherwise be entitled pursuant to any agreement, vote of shareholders, at law, in equity or otherwise.

                  4. In any case in which it reasonably appears that the Executive will be entitled to indemnification hereunder, such amounts as shall be determined by a majority of a disinterested quorum of the Board, in the reasonable exercise of its discretion, shall be advanced to the Executive to cover the costs and expenses incurred by him in connection with the action, suit, proceeding, investigation or claim prior to the final disposition thereof. In such case, the Executive shall undertake in writing to repay such amounts if it is ultimately determined that he is not entitled to indemnification.


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Employment Agreement
Page 11

         B. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

         C. The Company has received assurances from MCSC that, for a period of five years from the date of incorporation of the Company, MCSC shall not operate, or invest in, any person or entity which sells computer supplies over the Internet to the single office, home office ("SOHO") market.

X.       NOTICES

         A. Any notices or other communication required or permitted hereunder shall be sufficiently given (a) upon the third (3rd) business day after being deposited in the mail, if sent by registered mail or certified mail, postage prepaid, addressed, if to the Executive, to him at __________________________________, and if to the Company, to it c/o MCSC at
4750 Hempstead Station Drive, Dayton, Ohio 45429, Attention: President - Chief Executive Officer, or (b) upon actual receipt, if sent by facsimile, overnight courier or personal delivery.

         B. For purposes of all notices to be given pursuant to or arising out of this Agreement, including a demand for ADR, a Party will be presumed to have received written notice on the date of the actual receipt thereof.

         IN WITNESS WHEREOF, the Company and the Executive have set their hands on the date above written.

ATTEST:

                                          By:    /s/  Christopher Feaver
                                                 -----------------------------
                                                 Christopher Feaver
                                                 "Executive"

ATTEST:                                   BUYSUPPLY.COM CORPORATION

                                          By:    /s/  Michael E. Peppel
                                                 -----------------------------
                                          Name:  Michael E. Peppel
                                          Title: Vice President
                                                   "Company"